Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fourth Quarter and Fiscal 2010 Results –

2010 New Product Revenue up 93% Year over Year

SUNNYVALE, Calif. – February 8, 2011 – QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable semiconductor solutions leader, today announced the financial results for its fourth quarter and fiscal year ended January 2, 2011.

Total revenue for the fourth quarter of 2010 was $7.0 million, up 63% from the fourth quarter of 2009 and down 5% from the third quarter of 2010. During the fourth quarter, new product revenue of $2.3 million was up 10% from the fourth quarter of 2009 and down 19% from the third quarter of 2010. This sequential decrease in new product revenue was primarily driven by our customer’s rebalancing of inventory across the broadband wireless data card market.

Under generally accepted accounting principles (GAAP), the net loss for the fourth quarter of 2010 was $70,000 or $0.00 per diluted share, compared with a net loss of $1.9 million, or $0.06 per diluted share, in the fourth quarter of 2009, and a net income of $0.6 million, or $0.01 per diluted share, in the third quarter of 2010. Non-GAAP net income for the fourth quarter of 2010 was $0.5 million, or $0.01 per diluted share, compared with a non-GAAP net loss of $1.3 million, or $0.04 per diluted share, in the fourth quarter of 2009, and a non-GAAP net income of $0.9 million, or $0.02 per diluted share, in the third quarter of 2010.

Total Revenue for 2010 was up 74% to $26.2 million, compared with revenue of $15.1 million in 2009. GAAP net income for 2010 was $0.1 million, or $0.00 per diluted share, compared with a net loss of $9.8 million, or $0.32 per diluted share, in 2009. Non-GAAP net income for 2010 was $1.3 million, or $0.03 per diluted share, compared with a non-GAAP net loss of $7.1 million, or $0.23 per diluted share, in 2009.

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“I am very pleased with our 2010 results, including a significant increase in our revenue and our return to profitability. While quarterly revenue was impacted by a channel-wide inventory rebalancing, we are excited we initiated production shipments in the fourth quarter of our Visual Enhancement Engine (VEE) and Display Power Optimizer (DPO) technology to BenQ in its new innovative Android™ Tablet,” said Andy Pease, QuickLogic’s President and CEO. “We expect this will be the first of many tablet and smartphone designs to be reported this year. With the widespread consumption of video in mobile devices, our customers are leveraging the dramatically extended battery life and direct sunlight visibility delivered by our VEE/DPO enabled CSSPs.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Standard Time today, February 8, 2011, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, please dial (877) 377-7094 by 2:20 p.m. Pacific Standard Time today. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (706) 645-9291 and reference the passcode: 39105943. The call recording will be archived until Friday, February 11, 2011 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

About VEE

QuickLogic’s VEE technology, based on the iridix® core from Apical Ltd, greatly enhances the viewability of mobile displays under challenging viewing conditions such as bright ambient light while dynamically optimizing displayed content to provide the most natural viewing experience for the user. Used in conjunction with the VEE technology, QuickLogic’s Display Power Optimizer (DPO) technology has been field-proven to extend system battery life of tablets and smartphones by as much as 36% through reduced display backlight without comprising the viewing experience.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the gain on sale of the Company’s investment in TowerJazz Semiconductor Ltd., the effect of the write-off of long-lived assets and equipment, the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; inventory rebalancing in the channel; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, and QuickLogic are registered trademarks and Eclipse, QuickPCI, QuickRAM and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	January 2, 2011	January 3, 2010	October 3, 2010	January 2, 2011	January 3, 2010
Revenue	$6,958	$4,279	$7,333	$26,199	$15,074
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	2,283	2,170	2,619	9,498	7,297
Inventory write-down and related charges	21	(49)	17	111	418
Long-lived asset impairment	—	—	—	—	150

Gross profit	4,654	2,158	4,697	16,590	7,209
Operating expenses:
Research and development	2,048	1,314	1,817	7,458	6,203
Selling, general and administrative	2,685	2,740	2,535	10,073	10,617
Restructuring costs	—	59	—	—	59

Income (loss) from operations	(79)	(1,955)	345	(941)	(9,670)
Gain on sale of TowerJazz Semiconductor Ltd. shares	—	—	—	993	—
Interest expense	(10)	(15)	(12)	(67)	(93)
Interest income and other (expense), net	—	(23)	25	(46)	(54)

Income (loss) before income taxes	(89)	(1,993)	358	(61)	(9,817)
Provision for (benefit from) income taxes	(20)	(59)	(192)	(184)	(63)

Net income (loss)	$(69)	$(1,934)	$550	$123	$(9,754)

Net income (loss) per share:
Basic	$(0.00)	$(0.06)	$0.02	$0.00	$(0.32)

Diluted	$(0.00)	$(0.06)	$0.01	$0.00	$(0.32)

Weighted average shares:
Basic	36,228	32,510	35,634	35,729	30,739

Diluted	36,228	32,510	38,711	39,038	30,739

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Years Ended
	January 2, 2011	January 3, 2010	October 3, 2010	January 2, 2011	January 3, 2010
GAAP income (loss) from operations	$(79)	$(1,955)	$345	$(941)	$(9,670)
Adjustment for stock-based compensation within:
Cost of revenue	49	48	34	169	280
Research and development	143	137	147	645	576
Selling, general and administrative	373	390	387	1,604	1,528
Adjustment for long-lived asset impairment within:
Cost of revenue	—	—	—	—	150
Adjustment for the write-off of equipment within:
Cost of revenue	—	—	—	—	96
Selling, general and administrative	—	—	8	—	15
Adjustment for restructuring costs	—	59	—	—	59

Non-GAAP income (loss) from operations	$486	$(1,321)	$921	$1,477	$(6,966)

GAAP net income (loss)	$(69)	$(1,934)	$550	$123	$(9,754)
Adjustment for stock-based compensation within:
Cost of revenue	49	48	34	169	280
Research and development	143	137	147	645	576
Selling, general and administrative	373	390	387	1,604	1,528
Adjustment for long-lived asset impairment within:
Cost of revenue	—	—	—	—	150
Adjustment for the write-off of equipment within:
Cost of revenue	—	—	—	—	96
Selling, general and administrative	—	—	8	8	15
Adjustment for gain on sale of investment in TowerJazz Semiconductor Ltd.	—	—	—	(993)	—
Adjustment for restructuring costs	—	59	—	—	59
Adjustment for tax effect on other comprehensive income	—	—	(209)	(209)	—

Non-GAAP net income (loss)	$496	$(1,300)	$917	$1,347	$(7,050)

GAAP net income (loss) per diluted share	$(0.00)	$(0.06)	$0.01	$0.00	$(0.32)
Adjustment for stock-based compensation	0.01	0.02	0.02	0.06	0.08
Adjustment for long-lived asset impairment	—	—	—	—	0.01
Adjustment for write-off of equipment	—	—	*	*	*
Adjustment for restructuring costs	—	*	—	—	*
Adjustment for gain on sale of investment in TowerJazz Semiconductor Ltd.	—	—	—	(0.02)	—
Adjustment for tax effect on other comprehensive income	—	—	(0.01)	(0.01)	—

Non-GAAP net income (loss) per diluted share	$0.01	$(0.04)	$0.02	$0.03	$(0.23)

GAAP gross margin percentage	66.9%	50.4%	64.0%	63.3%	47.8%
Adjustment for stock-based compensation	0.7	1.1	0.5	0.7	1.9
Adjustment for write-off of long-lived asset	—	—	—	—	1.0
Adjustment for write-off of equipment	—	—	—	—	0.6

Non-GAAP gross margin percentage	67.6%	51.5%	64.5%	64.0%	51.3%

*	Figures were not considered in the reconciliation of Non-GAAP net loss per share due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 2, 2011	January 3, 2010
ASSETS
Current assets:
Cash and cash equivalents	$21,956	$18,195
Short-term investment in Tower Semiconductor Ltd.	909	868
Accounts receivable, net	4,143	2,457
Inventories	3,344	2,119
Other current assets	772	536

Total current assets	31,124	24,175
Property and equipment, net	2,312	2,693
Investment in Tower Semiconductor Ltd.	—	437
Other assets	192	296

TOTAL ASSETS	$33,628	$27,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$2,000
Trade payables	2,152	2,721
Accrued liabilities	1,303	1,108
Deferred royalty revenue	328	—
Current portion of debt and capital lease obligations	408	249

Total current liabilities	4,191	6,078

Long-term liabilities:
Capital lease obligations, less current portion	—	264
Other long-term liabilities	124	—

Total liabilities	4,315	6,342

Stockholders’ equity:
Common stock, at par value	38	35
Additional paid-in capital	186,304	177,862
Accumulated other comprehensive income	616	1,130
Accumulated deficit	(157,645)	(157,768)

Total stockholders’ equity	29,313	21,259

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,628	$27,601

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2010	Q3 2010	Fiscal 2010	Fiscal 2009	Q3 2010 to Q4 2010	2009 to 2010
COMPOSITION OF REVENUE

Revenue by product (1):
New products	32%	38%	36%	32%	-19%	93%
Mature products	68%	62%	64%	68%	3%	65%

Revenue by geography:
North America	30%	35%	35%	45%	-18%	34%
Europe	28%	10%	17%	19%	156%	59%
Rest of world	31%	45%	37%	26%	-34%	148%
Japan	11%	10%	11%	10%	3%	89%

(1)

New products represent products introduced since 2005, and include ArcticLink, PolarPro II, PolarPro, Eclipse II and QuickPCI II products. Mature products include QuickRAM, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.